Exhibit 3.11
BLACKSTONE REAL ESTATE INCOME TRUST, INC.
ARTICLES SUPPLEMENTARY
Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, classified and designated 4,300,000,000 authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation as 400,000,000 shares of a new class of Class T-2 common stock, $0.01 par value per share (the “Class T-2 Common Stock”), of the Corporation, 2,500,000,000 shares of a new class of Class S-2 common stock, $0.01 par value per share (the “Class S-2 Common Stock”), of the Corporation and 1,400,000,000 shares of a new class of Class D-2 common stock, $0.01 par value per share (the “Class D-2 Common Stock”), of the Corporation, with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article IV or Article V of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.
Class T-2, Class S-2 and Class D-2 Common Stock
(1)    Authorized Shares. Of the total number of authorized Common Shares, 400,000,000 shares are shares of Class T-2 Common Stock (the “Class T-2 Common Shares”), 2,500,000,000 shares are shares of Class S-2 Common Stock (the “Class S-2 Common Shares”) and 1,400,000,000 shares are shares of Class D-2 Common Stock (the “Class D-2 Common Shares”).
(2)    Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class 2 Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to Class T-2 Common Shares, Class S-2 Common Shares and Class D-2 Common Shares as described in the Prospectus.
“Class D-2 Conversion Rate” shall mean the fraction, the numerator of which is the Class D-2 NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class D-2 NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class D-2 Common Shares (including any reduction for Class 2 Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class D-2 Common Shares.

“Class S-2 Conversion Rate” shall mean the fraction, the numerator of which is the Class S-2 NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class S-2 NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class S-2 Common Shares (including any reduction for Class 2 Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class S-2 Common Shares.
“Class T-2 Conversion Rate” shall mean the fraction, the numerator of which is the Class T-2 NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class T-2 NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class T-2 Common Shares (including any reduction for Class 2 Stockholder Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class T-2 Common Shares.
“Public Offering” shall mean any Offering of Shares pursuant to an effective registration statement filed under the Securities Act.
(3)     Conversion of Class T-2 Common Shares, Class S-2 Common Shares and Class D-2 Common Shares. Each Class T-2 Common Share, Class S-2 Common Share and Class D-2 Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class T-2 Conversion Rate, Class S-2 Conversion Rate or Class D-2 Conversion Rate, respectively, on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity in which the Corporation is not the surviving entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions and Class 2 Stockholder Servicing Fees paid with respect to the Shares held by such Stockholder within such account would be equal to or exceed in the aggregate the limit, if any, set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer at the time such Shares were issued. In addition, each applicable Class T-2 Common Share, Class S-2 Common Share and Class D-2 Common Share sold in a Public Offering shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class T-2 Conversion Rate, Class S-2 Conversion Rate or Class D-2 Conversion Rate after termination of the primary portion of the Public Offering in which such Class T-2 Common Shares, Class S-2 Common Shares and Class D-2 Common Shares were sold, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Public Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Public Offering. For the avoidance of doubt, the immediately preceding sentence in this Section 3 shall apply separately to each Public Offering and shall not apply to Class T-2 Common Shares, Class S-2 Common Shares and Class D-2 Common Shares sold in a private placement exempt from the registration provisions of the Securities Act.

(4)    Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class T-2 Common Shares will automatically convert to Class I Common Shares at the Class T-2 Conversion Rate, Class S-2 Common Shares will automatically convert to Class I Common Shares at the Class S-2 Conversion Rate and Class D-2 Common Shares will automatically convert to Class I Common Shares at the Class D-2 Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Class I Common Shares, ratably with each other holder of Class I Common Shares, which will include all converted Class T-2 Common Shares, Class S-2 Common Shares and Class D-2 Common Shares, in such proportion as the number of outstanding Class I Common Shares held by such holder bears to the total number of outstanding Class I Common Shares then outstanding
SECOND: The Class T-2 Common Stock, Class S-2 Common Stock and Class D-2 Common Stock have been reclassified by the Board of Directors under the authority contained in the Charter.
THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
FOURTH: These Articles Supplementary shall become effective at 12:01 p.m., Eastern Time, on July 18, 2025.
FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Co-President and attested to by its Chief Legal Officer and Secretary on this 18th day of July, 2025.

ATTEST:		BLACKSTONE REAL ESTATE INCOME TRUST, INC.

/s/ Leon Volchyok		By:	/s/ A.J. Agarwal
Name:	Leon Volchyok		Name:	A.J. Agarwal
Title:	Chief Legal Officer and Secretary		Title:	Co-President and Director
[Signature Page for Articles Supplementary]